UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ON-AIR IMPACT, INC.
 (Exact name of registrant as specified in its charter)

Nevada	27-2692640
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

130 Maple Avenue, Suite 6D
Red Bank, NJ 07701
 (Address of principal executive offices)

(732) 530-7300
(Issuer’s telephone number)

Copies to:
 Philip Magri, Esq.
The Sourlis Law Firm
The Courts of Red Bank
130 Maple Avenue, Suite 9B2
 Red Bank, New Jersey 07701
 Direct Dial: (732) 610-2435
T: (732) 530-9007
 F: (732) 530-9008
 PhilMagri@SourlisLaw.com
www.SourlisLaw.com

Securities to be registered pursuant to Section 12(b) of the Act:  None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[X]

Securities Act registration statement file number to which this form relates: 333-168413

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class
to be so registered
___________________________________________________

Common Stock, par value $0.0001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered

On-Air Impact, Inc., a Nevada corporation (the “Registrant”), hereby incorporates by reference the description of its common stock to be registered hereunder in the section captioned “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-168413), as amended and filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 30, 2010 (the “Registration Statement”).

Item 2.  Exhibits

The following exhibits are incorporated herein by reference:

Exhibit Number	Description of Exhibits
3.1(1)	Articles of Incorporation of On-Air Impact, Inc.

3.1.1(1)	Supplement to the Articles of Incorporation of On-Air Impact, Inc.

3.2(1)	Bylaws

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-168413) filed with the Commission on July 30, 2010 and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ON-AIR IMPACT, INC.

By:	/s/ DOROTHY WHITEHOUSE
Dorothy Whitehouse Chief Executive Officer and Chairman (Principal Executive Officer, Principal Financial and Accounting Officer)
Date:	October 17, 2011